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                              ACCOUNTANTS' CONSENT



The Board of Directors


Spatializer Audio Laboratories, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



                                          KPMG Peat Marwick LLP



Los Angeles, California


November 18, 1996